UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 5, 2006

                      Proguard Acquisition Corp.
         (Exact name of registrant as specified in its charter)

           FLORIDA                      33-1093761
         (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization                   Identification No.)

     3040 E. Commercial Blvd
   Ft. Lauderdale, FL                     33308
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  (954) 491-0704

ITEM 8.01 Other Events.

On July 5, 2006, holders of 2,350,000 restricted common shares of Proguard Acquisition Corp. (87% of the total outstanding)
(?collectively, the ?Optionors?) granted an option to Worldwide
Security Acquisitions, LLC (?Optionee?) to purchase a minimum of 2,000,000 common shares and up to a maximum of 2,350,000 common shares of Proguard Acquisition Corp. at the exercise price of $1.00 per common share.

The term of the option agreement is for 120 days, expiring at 5:00 pm EST on November 4, 2006.

Pursuant to the restricted stock option agreement, the parties entered into a stock purchase escrow agreement whereby, within 15 days of the date of the option agreement
   (a) Optionors shall deposit the certificates and requisite corresponding stock powers, signature medallion guaranteed representing at least 2,000,000 of the optioned common shares and Optionee shall deposit Seventy Five Thousand Dollars($75,000) in cash or cash equivalent with Eugene Michael Kennedy, P.A., a Florida professional association, as Escrow Agent. Of the cash deposit, Twenty-Five Thousand Dollars($25,000) shall be non-refundable and shall be delivered by the Escrow Agent to Optionors for payment of Optionors? costs incurred in connection with the proposed stock purchase and sale upon termination or upon completion of the contemplated stock acquisition transaction, whichever shall first occur.

   (b) On or before November 4, 2006, the Optionee shall deposit with the Escrow Agent the full balance of the aggregate option exercise price (a minimum of $1,925,000 and a maximum of $2,275,000 in cash or cash equivalent.

   (c) Upon receipt by the Escrow Agent of the full, aggregate option exercise price from the Optionee in cleared funds, the Escrow Agent shall notify the parties for closing and at closing shall deliver the cash escrow amount to Optionors, pro-rata to their respective sale of restricted common shares to the Optionee, and deliver the common share certificates and stock powers to Proguard Acquisition Corp.?s transfer agent with irrevocable instructions to transfer the restricted common shares to the Optionee.

   (d) In the event that the Optionee shall not have deposited a minimum cash amount aggregating $2,000,000 with the Escrow Agent on or before November 4, 2006, the Escrow Agent shall return all of the restricted common shares to the Optionors and shall return all of the cash funds, less the non-refundable sum of $25,000, to the Optionee and the escrow shall thereafter be terminated.

The Optionee acknowledged that, upon valid exercise of the option, Proguard Acquisition Corp. shall have no commercial operations, no material liabilities and working capital of at least $250,000 on deposit in its operating accounts.

The cash payment of $75,000 was deposited with the Escrow Agent on July
21, 2006.

Item 9.01 Financial Statements and Exhibits.

   (d) Exhibits

(10.1)  Restricted Stock Option Agreement dated July 5, 2006
(10.2)  Stock Purchase Escrow Agreement dated July 5, 2006


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 26, 2006


Proguard Acquisition Corp.




   /s/Frank R. Bauer
By:-------------------------------
   Frank R. Bauer
   Chief Executive Officer